Exhibit 99.1

April 9, 2020

Re: Tender offer by a third party for Resource Real Estate Opportunity REIT, Inc. shares

Dear Resource Real Estate Opportunity REIT Stockholder:

You may soon receive, or have already received, correspondence from Comrit Investments 1, Limited Partnership (“Comrit”) related to a tender offer to purchase your shares of Resource Real Estate Opportunity REIT, Inc. (the “REIT”).  Please be aware that Comrit has a history of making tender offers for non-traded REIT shares at prices that are significantly below their disclosed estimated value and we believe the offer represents an opportunistic attempt by Comrit to make a profit off your shares at a time of significant economic uncertainty by purchasing them at a deeply discounted price. Comrit has informed us that its offer price will be $6.11 per share. We believe Comrit’s offer price is significantly below the value of your shares and recommend against selling your shares at that price.

To decline Comrit’s tender offer, simply ignore it.  You do not need to respond to anything.

In arriving at our recommendation against selling your shares to Comrit, we considered the following:

•

We believe that Comrit’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. The REIT believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares.

•

On March 19, 2020, the board of directors approved an estimated value per share of the REIT’s common stock of $11.10, based on the estimated market value of the REIT’s portfolio of investments as of December 31, 2019.  Comrit’s offer price is $4.99 (45%) less than this estimated value.  We note that the estimated value per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt.  The value of the REIT’s shares will fluctuate over time in response to developments related to the performance of individual assets in our portfolio and the management of those assets, the real estate and finance markets and due to other factors. As such, the estimated value per share does not take into account developments in the Company’s portfolio since December 31, 2019. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally, the full impact of which is not yet known and may result in an adverse impact to our operations and investments. For a full description of the methodologies and assumptions used in the REIT’s valuation, see the REIT’s Annual Report on Form 10-K, filed with the SEC on March 20, 2020 (the “Annual Report”).

•

Effective March 20, 2020, the board of directors suspended the share redemption program with exceptions for redemptions sought upon a stockholder’s death, qualifying disability, or confinement to a long-term care facility (collectively, “special redemptions,” and each as described in our share redemption program). Special redemptions are redeemed at the current estimated net asset value per share.

•

In response to the global coronavirus (COVID-19) pandemic our board of directors has taken steps to preserve capital and value for all stockholders during the current economic climate.  On March 27, 2020, our board of directors determined to temporarily suspend regular monthly distributions in order to preserve cash at our properties in order offset any disruptions in rents that may occur as a result of the coronavirus.

Please be aware that Comrit is in no way affiliated with the REIT, the REIT’s external advisor, Resource Real Estate Opportunity Advisor, LLC (the “Advisor”), or Resource Securities LLC. Also, please note that Comrit does not have a copy of the REIT’s stockholder list. Comrit’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

The board of directors acknowledges that each stockholder should evaluate whether to tender his or her shares only after a review of Comrit’s tender offer.  In addition, because the shares are not listed on a national securities exchange, and because of the limited liquidity of the Company’s share redemption program, which is only open for special redemptions, the board notes that each individual stockholder should determine whether to tender based on, among other considerations, his or her liquidity needs.  Further, there can be no assurance that the company will resume paying distributions or at what rate any future distributions may be paid.  There also can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the shares.

We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.resourcereit.com, under the “Investor Relations” section, and will file such updates or changes with the SEC on a Current Report on
Form 8-K. If you have any questions related to the tender offer, please contact Resource Securities LLC at 1-866- 469-0129.

Thank you for your investment in the REIT.

Sincerely,

Alan F. Feldman

Chairman of the Board and Chief Executive Officer

Resource Real Estate Opportunity REIT, Inc.

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.

The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected capitalization rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of December 31, 2019, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the estimated value per share. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the estimated value per share. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, have had a negative impact on the economy and business activity globally, the full impact of which is not yet known and may result in an adverse impact to our operations and investments.  These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the REIT’s Annual Report for the year ended December 31, 2019 as filed with the SEC. No assurances can be given that the estimated value per share of the shares will not decrease in the future.  Stockholders may have to hold their shares for an indefinite period of time.